UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2008

PLUM CREEK TIMBER COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600

Registrant’s Telephone Number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

(a) On August 22, 2008, Plum Creek Timber Operations I, LLC (“Plum Creek”), a wholly owned subsidiary of Plum Creek Timber Company, Inc. (the “Company”), and TCG Member, LLC, an affiliate of The Campbell Group, LLC, a timber investment management organization, entered into a contribution agreement in which Plum Creek has agreed to contribute approximately 454,000 acres of Southern timberland assets to a joint venture. Upon contribution of the timberlands, Plum Creek will receive a preferred interest representing all of the preferred equity, and a common interest representing approximately nine percent of the common equity, in the joint venture. TCG Member, LLC will contribute $783 million in cash to the joint venture, and will receive a common interest representing approximately 91% of the common equity.

The terms of the joint venture will be governed by a limited liability company operating agreement to be executed by the parties upon the closing of the transaction. Under the terms of the operating agreement, Plum Creek’s preferred interest will have a liquidation preference of approximately $705 million, and will provide for a cumulative preferred distribution of cash from operations, payable semi-annually. Additionally, a subsidiary of the Company will receive cash of $783 million through a loan from the joint venture. Half of these proceeds will be used to retire certain existing indebtedness of Plum Creek Timberlands, LP, a wholly owned operating subsidiary of the Company, and the balance will be used for general corporate purposes, including the repurchase from time to time of the Company’s outstanding common stock.

For a complete description of the terms and conditions of the transaction, please refer to the contribution agreement, which is incorporated herein by reference and filed with this Current Report on Form 8-K as Exhibit 2.1.

Section 7. Regulation FD

Item 7.01	Regulation FD Disclosure

On August 27, 2008, Plum Creek posted to its website a presentation containing certain information about the contribution agreement, the joint venture and the transactions contemplated thereby. The presentation is posted at www.plumcreek.com under the “Investors” section of the site, and is also furnished with this Current Report on Form 8-K as Exhibit 99.2.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.
2.1	Contribution Agreement dated as of August 22, 2008 between Plum Creek Timber Operations I, L.L.C. and TCG Member, LLC.

99.1	Press release of Plum Creek Timber Company, Inc. issued August 27, 2008.

99.2	Presentation of Plum Creek Timber Company, Inc. posted to its website at www.plumcreek.com on August 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ David W. Lambert
David W. Lambert
Senior Vice President and Chief Financial Officer

DATED: August 27, 2008

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.
2.1	Contribution Agreement dated as of August 22, 2008 between Plum Creek Timber Operations I, L.L.C. and TCG Member, LLC.

99.1	Press release of Plum Creek Timber Company, Inc. issued August 27, 2008.

99.2	Presentation of Plum Creek Timber Company, Inc. posted to its website at www.plumcreek.com on August 27, 2008.